Exhibit 99

FOR RELEASE – JULY 27, 2021

Corning Reports Outstanding Second-Quarter 2021 Results,
 Expects Continued Growth in Third Quarter

Second-quarter core sales of $3.5 billion grew 35% from Q2 2020 and 17% from Q2 2019

Core EPS grew 112% year over year to $0.53 on higher sales and expanded margins

Free cash flow of $471 million grew $186 million, or 65%, year over year

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced results for the second quarter ended June 30, 2021, and provided an outlook for the third quarter of 2021.

●	GAAP and core sales were $3.5 billion; core sales grew 35% year over year and 17% versus second-quarter 2019.
●	GAAP net income was $449 million and core net income was $459 million.
●	GAAP EPS was ($0.42) and core EPS was $0.53, up 112% year over year and 18% versus second-quarter 2019.
○	The difference between GAAP and core EPS was primarily due to a one-time accounting treatment resulting from the Samsung Display Co., Ltd. preferred share transaction, which reduced fully diluted share count by 35 million.
●	Gross margin expanded 200 basis points sequentially to 37.8%, and operating margin expanded 120 basis points sequentially to 18.3%.
●	Free cash flow of $471 million grew $186 million year over year; first-half free cash flow generation was $843 million.
●	Looking ahead to the third quarter, the company expects core sales to be in the range of $3.5 billion to $3.7 billion and core EPS in the range of $0.54 to $0.59.

“Corning had an outstanding second quarter. We are growing faster than our underlying markets and achieved a revenue milestone of $3.5 billion, establishing a strong sales run rate. We are performing well as we continue to build a stronger, more agile company that’s consistently delivering meaningful and important contributions,” said Wendell P. Weeks, chairman and chief executive officer. “Corning’s deep commitment to life-changing innovation and our people’s unwavering dedication continue to drive us forward.”

Tony Tripeny, executive vice president and chief financial officer, said, “Corning is on track to deliver an outstanding year. In the second quarter we added almost $1 billion in sales year over year and a half billion in sales over pre-pandemic levels; we improved margins year over year and sequentially, contributing to strong EPS; and we generated significant operating and free cash flow. We are confident this momentum will continue.”

Tripeny continued, “Our value creation model is working. We pursue opportunities that utilize capabilities from our focused and cohesive portfolio to drive growth. By repurposing and reapplying capabilities, we’re increasing our probability of success, lowering our cost of innovation, and becoming more capital efficient.”

Market-Access Platform Highlights

Corning continues to advance important growth initiatives across its Market-Access Platforms. Highlights include:

●

Automotive – Corning is addressing a combined $100-per-car content opportunity across emissions, precision glass products, and auto-glass solutions, driven by the company’s More Corning growth strategy. During the quarter, the company entered a new product category with its Corning® Curved Mirror Solutions. The innovation is being adopted in Hyundai Mobis’ head-up display system, featured in the Hyundai IONIQ 5, to deliver an enhanced digital user experience.

●	Mobile Consumer Electronics – Corning advanced its More Corning strategy by entering the mobile device camera optics category. Corning® Gorilla® Glass with DX and Corning® Gorilla® Glass with DX+ composites enable high-quality image capture through a unique combination of advanced optical performance, superior scratch resistance, and durability. Samsung is the first adopter. Also, during the quarter, Apple awarded Corning an additional $45 million from its Advanced Manufacturing Fund – recognizing the two companies’ strong history of collaboration. Throughout the quarter, more than 20 devices – including smartphones, wearables, and laptops – launched featuring Corning® Gorilla® Glass.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Outstanding Second-Quarter 2021 Results, Expects Continued Growth in Third Quarter

●

Optical Communications – Optical Communications has returned to growth as 5G, fiber-to-the-home, and cloud computing drive greater demand for Corning’s content. Corning is outperforming the market and addressing its customers’ toughest challenges. During the quarter, the company introduced Corning® SMF-28® Contour fiber, which offers an industry-first combination of superior bendability, compatibility with other fibers, and low signal loss. Corning also launched EDGETM Rapid Connect solutions that increase fiber density and reduce customer installation time by up to 70%.

●

Life Sciences – Life Sciences saw strength across its underlying lab research, bioprocessing, and diagnostics markets. Cell- and gene-based therapies and advances in research are creating opportunities for Corning to capture more value with its innovations. The company is successfully building its Corning Valor® Glass franchise. During the quarter, Corning collaborated with Thermo Fisher Scientific and OPTIMA pharma to demonstrate how Valor Glass contributes to a 67% increase in vaccine packaging filling speed.

●	Display – Corning continues to experience the most favorable pricing environment in more than a decade and during the quarter announced its second increase to display glass substrate prices this year. The company also hosted an official opening of its Gen 10.5 facility in Wuhan, China, co-located with a BOE Technology Group plant. Corning’s Wuhan plant further positions the company to capture demand for large-size TVs.

Second-Quarter 2021 Results and Comparisons
(In millions, except per-share amounts)

	Q2 2021	Q1 2021	% change	Q2 2020	% change
GAAP Net Sales	$3,501	$3,290	6%	$2,561	37%
GAAP Net Income (Loss)	$449	$599	(25% )	$(71)	***
GAAP EPS**	$(0.42)	$0.67	***	$(0.13)	***
Core Sales*	$3,504	$3,263	7%	$2,588	35%
Core Net Income*	$459	$402	14%	$218	111%
Core EPS*	$0.53	$0.45	18%	$0.25	112%

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

**The difference between GAAP and core EPS was primarily due to a one-time accounting treatment resulting from the Samsung Display Co., Ltd. preferred share transaction, which reduced fully diluted share count by 35 million.

***Not Meaningful

Second-Quarter 2021 Segment Results

Display Technologies

	Q2 2021	Q1 2021	% change	Q2 2020	% change
Net Sales	$939	$863	9%	$753	25%
Net Income Before Tax	$312	$269	16%	$193	62%
Net Income	$248	$213	16%	$152	63%

In Display Technologies, second-quarter sales were $939 million, up 9% sequentially and 25% year over year. Corning increased glass substrate prices in the second quarter and implemented an additional moderate price increase for the third quarter.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Outstanding Second-Quarter 2021 Results, Expects Continued Growth in Third Quarter

Optical Communications

	Q2 2021	Q1 2021	% change	Q2 2020	% change
Net Sales	$1,075	$937	15%	$887	21%
Net Income Before Tax	$188	$142	32%	$104	81%
Net Income	$148	$111	33%	$81	83%

In Optical Communications, second-quarter sales were $1.08 billion, up 21% year over year. Sales increased in both enterprise and carrier networks. 5G, fiber-to-the-home, and cloud computing continue to drive strong growth across this segment.

Specialty Materials

	Q2 2021	Q1 2021	% change		Q2 2020	% change
Net Sales	$483	$451	7%		$417	16%
Net Income Before Tax	$103	$115	(10%	)	$114	(10%	)
Net Income	$81	$91	(11%	)	$90	(10%	)

In Specialty Materials, second-quarter sales of $483 million increased 16% year over year due to strong demand for premium cover materials, strength in the IT market, and greater optical content in semiconductor manufacturing. Net income declined sequentially and year over year, driven by increased investments in innovation programs that are moving toward commercialization.

Environmental Technologies

	Q2 2021	Q1 2021	% change	Q2 2020	% change
Net Sales	$407	$441	(8% )	$226	80%
Net Income Before Tax	$102	$94	9%	$—	*
Net Income	$81	$74	9%	$—	*

*Not Meaningful

In Environmental Technologies, second-quarter sales of $407 million increased 80% year over year, driven by improving markets and More Corning content. Automotive sales were up 68% year over year as vehicle production improved from pandemic lows and gasoline particulate filter adoption continued in Europe and China. Diesel sales grew 101% year over year, driven by adoption of more advanced exhaust aftertreatment systems in preparation for China VI implementation as well as continued strength in the North America heavy-duty truck market.

Life Sciences

	Q2 2021	Q1 2021	% change	Q2 2020	% change
Net Sales	$312	$300	4%	$243	28%
Net Income Before Tax	$66	$61	8%	$39	69%
Net Income	$52	$48	8%	$31	68%

In Life Sciences, second-quarter sales were $312 million, up 28% year over year. Performance was driven by ongoing recovery in academic and pharmaceutical research labs and continued strong demand for bioproduction products and diagnostic-related consumables.

Upcoming Investor Events (Virtual)

On Sept. 1, Corning will attend the Jefferies Semiconductor, IT Hardware & Communications Infrastructure Summit. And, on Sept. 14, Corning will attend the Citi 2021 Global Technology Virtual Conference.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Outstanding Second-Quarter 2021 Results, Expects Continued Growth in Third Quarter

Second-Quarter Conference Call Information

The company will host a second-quarter conference call on Tuesday, July 27, at 8:30 a.m. EDT. To participate, please call toll-free (877) 710-0209 or for international access, call (315) 625-3068 approximately 10 to 15 minutes prior to the start of the call. The access code is 133 0605. To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events,” and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the company, actual results could differ materially.  The company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the COVID-19 pandemic, and its impact across our businesses on demand, operations and our global supply chains; the effects of acquisitions, dispositions and other similar transactions; global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; unanticipated disruption to our supply chain, equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws and regulations; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Outstanding Second-Quarter 2021 Results, Expects Continued Growth in Third Quarter

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, and life sciences.

Media Relations Contact:

Megan Whittemore
(202) 661-4171
whittemom@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales	$3,501	$2,561	$6,791	$4,952
Cost of sales	2,186	1,805	4,320	3,635

Gross margin	1,315	756	2,471	1,317

Operating expenses:
Selling, general and administrative expenses	465	401	865	796
Research, development and engineering expenses	242	430	464	691
Amortization of purchased intangibles	33	28	65	54

Operating income (loss)	575	(103)	1,077	(224)

Equity in earnings of affiliated companies	7	79	15	93
Interest income	2	3	5	9
Interest expense	(78)	(67)	(155)	(131)
Translated earnings contract gain, net	3	37	275	105
Other income (expense), net	7	2	124	(9)

Income (loss) before income taxes	516	(49)	1,341	(157)
Provision for income taxes	(67)	(22)	(293)	(10)

Net income (loss) attributable to Corning Incorporated	$449	$(71)	$1,048	$(167)

(Loss) earnings per common share available to common stockholders:
Basic	$(0.42)	$(0.13)	$0.27	$(0.28)
Diluted	$(0.42)	$(0.13)	$0.27	$(0.28)

Reconciliation of net income (loss) attributable to Corning Incorporated versus net (loss) income available to common stockholders:

Net income (loss) attributable to Corning Incorporated	$449	$(71)	$1,048	$(167)

Series A convertible preferred stock dividend		(25)	(24)	(49)
Excess consideration paid for redemption of preferred shares	(803)		(803)

Net (loss) income available to common stockholders	$(354)	$(96)	$221	$(216)

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	June 30,	December 31,
	2021	2020
Assets

Current assets:
Cash and cash equivalents	$2,320	$2,672
Trade accounts receivable, net of doubtful accounts	2,057	2,133
Inventories, net	2,387	2,438
Other current assets	884	761
Total current assets	7,648	8,004

Property, plant and equipment, net of accumulated depreciation	15,455	15,742
Goodwill, net	2,433	2,460
Other intangible assets, net	1,228	1,308
Deferred income taxes	1,051	1,121
Other assets	1,991	2,140

Total Assets	$29,806	$30,775

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$353	$156
Accounts payable	1,312	1,174
Other accrued liabilities	2,959	2,437
Total current liabilities	4,624	3,767

Long-term debt	7,025	7,816
Postretirement benefits other than pensions	723	727
Other liabilities	5,292	5,017
Total liabilities	17,664	17,327

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 0 and 3,100; Shares issued: 0 and 2,300		2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.7 billion	907	863
Additional paid-in capital – common stock	16,352	14,642
Retained earnings	15,739	16,120
Treasury stock, at cost; Shares held: 962 million and 961 million	(19,986)	(19,928)
Accumulated other comprehensive loss	(1,052)	(740)
Total Corning Incorporated shareholders’ equity	11,960	13,257
Non-controlling interests	182	191
Total equity	12,142	13,448

Total Liabilities and Equity	$29,806	$30,775

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$449	$(71)	$1,048	$(167)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	336	324	666	680
Amortization of purchased intangibles	33	28	65	54
Loss on disposal of assets	1	15	1	75
Severance charges	1	58	1	135
Severance payments	(7)	(22)	(20)	(97)
Share-based compensation expense	44	55	78	65
Equity in earnings of affiliated companies	(7)	(79)	(15)	(93)
Translation (gain) loss on Japanese yen-denominated debt	(5)	(3)	(123)	11
Deferred tax (benefit) provision	(65)	(90)	56	(130)
Customer deposits and government incentives	102		114	125
Translated earnings contract gain	(3)	(37)	(275)	(105)
Unrealized translation (gains) losses on transactions	(8)	(22)	51	11
Tax assessment refunds				101
Asset impairment		195		195
Changes in certain working capital items:
Trade accounts receivable	(158)	(16)	(49)	27
Inventories	(26)	120	18	53
Other current assets	(127)	30	(153)	20
Accounts payable and other current liabilities	183	(28)	156	(235)
Other, net	28	93	(125)	73
Net cash provided by operating activities	771	550	1,494	798

Cash Flows from Investing Activities:
Capital expenditures	(324)	(288)	(613)	(833)
Proceeds from sale or disposal of assets	10	16	17	27
Proceeds from sale of business	78		102
Investment in and proceeds from unconsolidated entities, net	87	(4)	85	(5)
Realized gains on translated earnings contract	16	1	13	12
Other, net	6	30	(19)	15
Net cash used in investing activities	(127)	(245)	(415)	(784)

Cash Flows from Financing Activities:
Repayments of short-term borrowings and current portion of long-term debt	(435)		(460)
Proceeds from issuance of long-term debt, net		9		209
Payment for redemption of preferred stock	(507)		(507)
Payments of employee withholding tax on stock awards	(51)	(6)	(55)	(8)
Proceeds from the exercise of stock options	31	6	82	13
Purchases of common stock for treasury	(1)		(1)	(105)
Dividends paid	(234)	(191)	(442)	(383)
Other, net	(2)	4	(6)	2
Net cash used in financing activities	(1,199)	(178)	(1,389)	(272)
Effect of exchange rates on cash	7	6	(42)	(18)
Net (decrease) increase in cash and cash equivalents	(548)	133	(352)	(276)
Cash and cash equivalents at beginning of period	2,868	2,025	2,672	2,434
Cash and cash equivalents at end of period	$2,320	$2,158	$2,320	$2,158

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP (Loss) Earnings per Common Share

The following table sets forth the computation of basic and diluted (loss) earnings per common share (in millions, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) attributable to Corning Incorporated	$449	$(71)	$1,048	$(167)
Less: Series A convertible preferred stock dividend		25	24	49
Less: Excess consideration paid for redemption of preferred shares	803		803
Net (loss) income available to common stockholders – basic	(354)	(96)	221	(216)
Net (loss) income available to common stockholders – diluted	$(354)	$(96)	$221	$(216)

Weighted-average common shares outstanding - basic	844	759	805	760
Effect of dilutive securities:
Stock options and other dilutive securities			17
Weighted-average common shares outstanding - diluted	844	759	822	760
Basic (loss) earnings per common share	$(0.42)	$(0.13)	$0.27	$(0.28)
Diluted (loss) earnings per common share	$(0.42)	$(0.13)	$0.27	$(0.28)

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Core net income attributable to Corning Incorporated	$459	$218	$861	$395
Less: Series A convertible preferred stock dividend		25	24	49
Core net income available to common stockholders - basic	459	193	837	346
Plus: Series A convertible preferred stock dividend		25	24	49
Core net income available to common stockholders - diluted	$459	$218	$861	$395

Weighted-average common shares outstanding - basic	844	759	805	760
Effect of dilutive securities:
Stock options and other dilutive securities	16	6	17	6
Series A convertible preferred stock	9	115	62	115
Weighted-average common shares outstanding - diluted	869	880	884	881
Core basic earnings per common share	$0.54	$0.25	$1.04	$0.46
Core diluted earnings per common share	$0.53	$0.25	$0.97	$0.45

© 2021 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing financial performance, certain measures provided by the consolidated financial statements are adjusted to exclude specific items to report core performance measures. These items include gains and losses on translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or its equity affiliates. Corning utilizes constant-currency reporting for the Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro. The Company believes that the use of constant-currency reporting allows investors to understand the results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on earnings and cash flows. Corning also believes that reporting core performance measures provides investors greater transparency to the information used by the management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe investors should consider these non-GAAP measures in evaluating results as they are more indicative of core operating performance and how management evaluates operational results and trends. These measures are not, and should not, be viewed as a substitute for GAAP reporting measures. With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control. As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Three months ended June 30, 2021
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$3,501	$7	$516	$449	13.0%	$(0.42)
Preferred stock redemption (b)						0.94
Subtotal	3,501	7	516	449	13.0%	0.52

Constant-currency adjustment (1)	3	1	20	1		0.00
Translation gain on Japanese yen-denominated debt (2)			(5)	(4)		(0.00)
Translated earnings contract gain (3)			(3)	(3)		(0.00)
Acquisition-related costs (4)			38	30		0.04
Discrete tax items and other tax-related adjustments (5)				(31)		(0.04)
Pension mark-to-market adjustment (6)			19	15		0.02
Restructuring, impairment and other charges and credits (7)			2	2		0.00
Preferred stock conversion (8)			21	21		0.02
Loss on investments (9)			4	3		0.00
Gain on sale of business (10)			(40)	(32)		(0.04)
Bond redemption loss (11)			11	8		0.01
Core performance measures	$3,504	$8	$583	$459	21.3%	$0.53

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	Corning and Samsung Display Co., Ltd. executed a Share Repurchase Agreement ("SRA"). Pursuant to the SRA, the Series A convertible preferred stock ("Preferred Stock") was converted into 115 million shares of common stock ("Common Shares"). Corning immediately repurchased and retired 35 million Common Shares which were excluded from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The repurchased shares were accounted for as a redemption of Preferred Stock. The excess of the consideration paid over the carrying value of the Preferred Stock resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders and resulted in negative earnings per share in the second quarter of 2021.

	Three months ended June 30, 2020
			(Loss)
			income
			before		Effective
	Net	Equity	income	Net (loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,561	$79	$(49)	$(71)	(44.9%)	$(0.13)
Constant-currency adjustment (1)	27		6	3		0.00
Translation gain on Japanese yen-denominated debt (2)			(3)	(3)		(0.00)
Translated earnings contract gain (3)			(35)	(27)		(0.04)
Acquisition-related costs (4)			29	21		0.03
Discrete tax items and other tax-related adjustments (5)				40		0.05
Pension mark-to-market adjustment (6)			(2)	(1)		(0.00)
Restructuring, impairment and other charges and credits (7)			337	254		0.33
Litigation, regulatory and other legal matters (12)			25	20		0.03
Equity in earnings of affiliated companies (13)		(24)	(24)	(18)		(0.02)
Core performance measures	$2,588	$55	$284	$218	23.2%	$0.25

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Six Months Ended June 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Six months ended June 30, 2021
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$6,791	$15	$1,341	$1,048	21.8%	$0.27
Preferred stock redemption (b)						0.92
Subtotal	6,791	15	1,341	1,048	21.8%	1.19

Constant-currency adjustment (1)	(24)	1	14	6		0.01
Translation gain on Japanese yen-denominated debt (2)			(123)	(94)		(0.11)
Translated earnings contract gain (3)			(275)	(212)		(0.26)
Acquisition-related costs (4)			85	65		0.08
Discrete tax items and other tax-related adjustments (5)				6		0.01
Pension mark-to-market adjustment (6)			24	19		0.02
Restructuring, impairment and other charges and credits (7)			2	2		0.00
Preferred stock conversion (8)			21	21		0.03
Loss on investments (9)			39	30		0.04
Gain on sale of business (10)			(54)	(46)		(0.06)
Bond redemption loss (11)			11	8		0.01
Litigation, regulatory and other legal matters (12)			8	8		0.01
Core performance measures	$6,767	$16	$1,093	$861	21.2%	$0.97

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	Corning and Samsung Display Co., Ltd. executed a Share Repurchase Agreement ("SRA"). Pursuant to the SRA, the Series A convertible preferred stock ("Preferred Stock") was converted into 115 million shares of common stock ("Common Shares"). Corning immediately repurchased and retired 35 million Common Shares which were excluded from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The repurchased shares were accounted for as a redemption of Preferred Stock. The excess of the consideration paid over the carrying value of the Preferred Stock resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders and resulted in negative earnings per share in the second quarter of 2021.

	Six months ended June 30, 2020
			(Loss)
			income
			before		Effective
	Net	Equity	income	Net (loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$4,952	$93	$(157)	$(167)	(6.4%)	$(0.28)
Constant-currency adjustment (1)	60		25	(19)		(0.03)
Translation loss on Japanese yen-denominated debt (2)			11	8		0.01
Translated earnings contract gain (3)			(93)	(72)		(0.09)
Acquisition-related costs (4)			57	42		0.06
Discrete tax items and other tax-related adjustments (5)				77		0.10
Pension mark-to-market adjustment (6)			(2)	(1)		(0.00)
Restructuring, impairment and other charges and credits (7)			562	420		0.55
Litigation, regulatory and other legal matters (12)			25	20		0.03
Equity in earnings of affiliated companies (13)		(24)	(24)	(18)		(0.02)
Cumulative adjustment related to customer contract (14)	105		105	105		0.14
Core performance measures	$5,117	$69	$509	$395	22.4%	$0.45

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	June 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,315	37.6%	$465	$242	$575	16.4%
Constant-currency adjustment (1)	17		(1)		18
Acquisition-related costs (4)			(2)	(1)	36
Pension mark-to-market adjustment (6)			(9)	(1)	10
Restructuring, impairment and other charges and credits (7)	(6)		(4)	(4)	2
Core performance measures	$1,326	37.8%	$449	$236	$641	18.3%

	Three months ended
	June 30, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$756	29.5%	$401	$430	$(103)	(4.0%)
Constant-currency adjustment (1)	7		2		5
Translated earnings contract gain (3)	2				2
Acquisition-related costs (4)					28
Restructuring, impairment and other charges and credits (7)	98		(22)	(212)	332
Litigation, regulatory and other legal matters (12)			(25)		25
Core performance measures	$863	33.3%	$356	$218	$289	11.2%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Six Months Ended June 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Six months ended
	June 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$2,471	36.4%	$865	$464	$1,077	15.9%
Constant-currency adjustment (1)	10		(2)		12
Acquisition-related costs (4)	18		(2)	(1)	86
Pension mark-to-market adjustment (6)			(12)	(3)	15
Restructuring, impairment and other charges and credits (7)	(6)		(4)	(4)	2
Litigation, regulatory and other legal matters (12)			(8)		8
Core performance measures	$2,493	36.8%	$837	$456	$1,200	17.7%

	Six months ended
	June 30, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,317	26.6%	$796	$691	$(224)	(4.5%)
Constant-currency adjustment (1)	28		3		25
Translated earnings contract gain (3)	(2)				(2)
Acquisition-related costs (4)			(1)		55
Restructuring, impairment and other charges and credits (7)	259		(70)	(225)	554
Litigation, regulatory and other legal matters (12)			(25)		25
Cumulative adjustment related to customer contract (14)	105				105
Core performance measures	$1,707	33.4%	$703	$466	$538	10.5%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2021 and 2020

(Unaudited; amounts in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities	$771	$550	$1,494	$798
Realized gains on translated earnings contracts	16	1	13	12
Translation gains (losses) on cash balances	8	22	(51)	(11)

Adjusted cash flows from operating activities	$795	$573	$1,456	$799

Less: Capital expenditures	$324	$288	$613	$833

Free cash flow	$471	$285	$843	$(34)

© 2021 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Display Technologies’ segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar.  Environmental Technologies and Life Science segments sales and net income are primarily impacted by the euro and Chinese yuan.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in the businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of the yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract gain: We have excluded the impact of the realized and unrealized gains and losses of the Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of the British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments, external acquisition-related deal costs, and other transaction related costs.
(5)	Discrete tax items and other tax-related adjustments: These include discrete period tax items such as changes of tax reserves and changes in our permanently reinvested foreign income position.
(6)	Pension mark-to-market adjustment: Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(7)	Restructuring, impairment and other charges and credits: This amount includes restructuring, impairment losses and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.
(8)	Preferred stock conversion: This amount includes the put option from the Share Repurchase Agreement with Samsung Display Co., Ltd.
(9)	Loss on investments: Amount represents the loss recognized due to mark-to-mark adjustments capturing the change in fair value based on the closing stock market price.
(10)	Gain on sale of business: Amount represents the gain recognized for the sale of certain businesses.
(11)	Bond redemption loss: During the second quarter of 2021, Corning redeemed $375 million of 2.9% debentures due in 2022, paying a premium of $10 million, resulting in a redemption loss of $11 million
(12)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to the estimated liability for environmental-related items and other legal matters.
(13)	Equity in earnings of affiliated companies: These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment losses, inventory adjustments, other charges and credits and settlements under "take-or-pay" contracts.
(14)	Cumulative adjustment related to customer contract: The negative impact of a cumulative adjustment recorded during the first quarter of 2020 to reduce revenue by $105 million. The adjustment was associated with a previously recorded commercial benefit asset, reflected as a prepayment, to a customer with a long-term supply agreement that substantially exited its production of LCD panels.

© 2021 Corning Incorporated. All Rights Reserved.